Calculation of Filing Fee Tables
S-3
PLIANT THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt securities	457(o)
		Other	Units	457(o)
		Other	Warrants	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 300,000,000.00	0.0001381	$ 41,430.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 300,000,000.00		$ 41,430.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 16,530.00
			Net Fee Due:						$ 24,900.00
Offering Note
[1]	(a) The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, units and/or warrants. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of debt securities, common stock, preferred stock or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. (b) The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. (c) Each unit will be issued under a unit agreement and will represent an interest in two or more securities being registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required. (d) Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Pliant Therapeutics, Inc.	S-3	333-270862	03/27/2023		$ 16,530.00	Equity	Common Stock, $0.0001 par value per share		$ 150,000,000.00
Fee Offset Sources		Pliant Therapeutics, Inc.	S-3	333-270862		03/27/2023						$ 16,530.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On March 27, 2023, the registrant filed a registration statement on Form S-3 (Registration No. 333-270862) (the "2023 Registration Statement") containing (i) a base prospectus registering the offer and sale of an indeterminate amount and number of the securities described therein and (ii) a sales agreement prospectus covering the offer and sale of up to $150,000,000.00 of shares the registrant's common stock, $0.0001 par value per share, in an "at the market" offering (the "ATM Prospectus"). In connection with the 2023 Registration Statement, the registrant paid a filing fee of $16,530.00 to register the offering of the shares of common stock to be sold under the ATM Prospectus. No shares have been sold under the ATM Prospectus. The 2023 Registration Statement expired on March 27, 2026, and the registrant has terminated the offering that included the unsold shares of common stock under the ATM Prospectus. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $16,530.00 that has already been paid and remains unused with respect to the securities that were previously registered pursuant to the ATM Prospectus and not sold thereunder may be applied to offset the filing fees payable pursuant to this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date